UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

ClearPoint Neuro, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, CA 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Executive Officer.

On September 14, 2020, Harold A. Hurwitz entered into a Transition Agreement (the “Transition Agreement”) with ClearPoint Neuro, Inc. (the “Company”), under which Mr. Hurwitz is voluntarily resigning from his position as the Chief Financial Officer of the Company and separating from the Company, effective as of December 31, 2020 (the “Transition Date”). Mr. Hurwitz’s resignation is not the result of any disagreement with management, the Company or its operations, policies or practices.

(c)	Appointment of Executive Officer.

On September 14, 2020, Danilo D’Alessandro entered into an Employment Agreement (the “Employment Agreement”) with the Company. Mr. D’Alessandro will join the Company initially as Vice President, Finance, commencing on September 29, 2020 (the “Start Date”). As part of an orderly transition, Mr. D’Alessandro will then succeed Harold A. Hurwitz as the Company’s Chief Financial Officer effective as of January 1, 2021. Mr. D’Alessandro will also succeed Mr. Hurwitz as the Company’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes.

Mr. D’Alessandro has served as Head of Finance for the Image Guided Therapy Devices Division of Philips, a publicly traded global leader in health technologies, since April 2015. Prior to serving in such role, Mr. D’Alessandro was Director of Corporate Mergers & Acquisitions of Philips focusing on its Healthcare division from April 2013 to April 2015. He served as Senior Manager of Corporate Mergers & Acquisitions focusing on the Healthcare division from May 2011 to March 2013. Prior to joining the Corporate Mergers & Acquisition function of Philips, Mr. D’Alessandro served in Philips Personal Health’s division in various financial roles starting in October 2007. Mr. D’Alessandro holds a Master of Science in Accounting & Finance from the University of Bath and an Undergraduate degree in Institutions and Financial Markets Management from the Università Commerciale L. Bocconi. There are no arrangements or understandings between Mr. D’Alessandro and any other person pursuant to which he was appointed or elected to serve an executive officer of the Company. There are no family relationships between Mr. D’Alessandro and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. D’Alessandro and the Company.

(e)	Compensatory Arrangements.

Transition Agreement with Mr. Hurwitz

The principal terms of the Transition Agreement with Mr. Hurwitz are summarized below.

Separation. Mr. Hurwitz’s employment and his employment agreement with the Company will terminate effective as of the Transition Date. Mr. Hurwitz will continue to be subject to the provisions and restrictive covenants in the confidentiality agreement and the non-compete agreement Mr. Hurwitz entered into with the Company in connection with his employment agreement.

Transition and Consulting Services. Pursuant to the Transition Agreement, Mr. Hurwitz will provide transition and consulting services for the first twelve months following his separation from the Company (the “Transition Period”), which will include, without limitation, working with the new Chief Financial Officer and other senior executives of the Company and providing assistance to transition his job functions and responsibilities at the Company.

Payments and Other Benefits. Mr. Hurwitz will receive the following payments and other benefits, subject to certain conditions, pursuant to the Transition Agreement: (i) his annual bonus, based on his and the Company’s performance for the fiscal year ending December 31, 2020, determined in accordance with the applicable policies and procedures set forth in his employment agreement and based on the terms and conditions established by the Compensation Committee of the Board (the “Compensation Committee”), including, but not limited to, Mr. Hurwitz providing the consulting services requested by the Company under the Transition Agreement; and (ii) an amount equal to 50% of his current base salary, to be paid in one installment on or before the Transition Date. In addition, for the consulting services requested by and provided to the Company during the Transition Period, the Company will pay Mr. Hurwitz at the rate of $10,000 per month, in arrears.

Further, in recognition of the contributions made by Mr. Hurwitz as an officer of the Company, the Compensation Committee has approved (i) the acceleration of the vesting, and extension of the option exercise period to be coterminous with the term of the option award, of all stock options previously granted to Mr. Hurwitz, and (ii) the acceleration of the vesting of all restricted stock previously awarded to Mr. Hurwitz such that all restricted stock held by Mr. Hurwitz shall be vested as of the Transition Date.

Release. In exchange for and as a condition to Mr. Hurwitz’s receipt of the payments and other benefits provided under the Transition Agreement, Mr. Hurwitz will execute a general release of all claims upon the effectiveness of his separation from the Company.

The foregoing description of the terms of the Transition Agreement is only a summary and is qualified in its entirety by the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Employment Agreement with Mr. D’Alessandro

The principal terms of the Employment Agreement with Mr. D’Alessandro are summarized below.

Term. The term of Mr. D’Alessandro’s employment is for three years, commencing on the Start Date, and will automatically renew for successive one-year periods thereafter. Mr. D’Alessandro’s employment may be terminated by the Company or Mr. D’Alessandro upon 90 days’ written notice to the other party prior to the end of the then current term.

Compensation. Mr. D’Alessandro’s base salary is $285,000, which is subject to adjustment at the discretion of the Compensation Committee, subject to certain limitations. Starting with the fiscal year commencing on January 1, 2021 and for each year thereafter, the Employment Agreement provides that Mr. D’Alessandro is eligible to receive an annual incentive bonus based on a target of 35% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee. The amount of the incentive bonus payable to Mr. D’Alessandro may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved.

As an inducement to his employment with the Company, Mr. D’Alessandro is entitled to receive an initial signing bonus in the aggregate amount of $50,000 under the Employment Agreement, half of which will be paid in cash and the other half will be paid in shares of the Company’s common stock on the Start Date. The Employment Agreement also provides that Mr. D’Alessandro will be granted: (i) a non-qualified stock option to purchase up to 75,000 shares of the Company’s common stock; and (ii) 30,000 restricted shares of the Company’s common stock. The exercise price of such stock option will be equal to the fair market value of the Company’s common stock on his Start Date. The stock option and restricted shares will vest as follows: (i) one-third (1/3rd) of on the first anniversary of his Start Date; (ii) one-third (1/3rd) of on the second anniversary of his Start Date; and one-third (1/3rd) of on the third anniversary of his Start Date.

In addition, under the Employment Agreement, Mr. D’Alessandro is: (i) eligible for additional equity compensation from time to time in amounts and based upon criteria determined by the Compensation Committee; and (ii) entitled to participate in any benefit plan from time to time in effect for the Company’s executives and/or employees generally, subject to the eligibility provisions of that plan.

If the Company terminates the employment of Mr. D’Alessandro without cause or if Mr. D’Alessandro terminates his employment for good reason, as those terms are defined in the Employment Agreement, then Mr. D’Alessandro will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his annual base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years, if any; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date. In addition, under the Employment Agreement, if the Company terminates Mr. D’Alessandro’s employment without cause or he terminates his employment for good reason, any unvested stock options and restricted stock previously granted to him will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement.

If the Company terminates Mr. D’Alessandro’s employment with cause or if he terminates his employment voluntarily, as those terms are defined in the Employment Agreement, then Mr. D’Alessandro will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) accrued vacation and other vested benefits under the Company’s equity compensation and benefit plans; and (iii) reimbursement of business expenses he incurred as of the termination date.

Change of Control Payments. Upon a change of control, as such term is defined in the Employment Agreement, any unvested stock options and restricted stock previously granted to Mr. D’Alessandro will become fully vested. In addition, if the Company terminates Mr. D’Alessandro’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. D’Alessandro will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) two times his annual base salary in effect on the termination date; (iii) two times the average of his two highest bonuses paid in the previous three years; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.

Non-Competition; Non-Solicitation; Confidentiality; Assignment of Inventions. In connection with the Employment Agreement, Mr. D’Alessandro also entered into a confidentiality agreement and non-compete agreement, which agreements impose on him customary restrictive covenants prohibiting the disclosure of the Company’s confidential information, requiring Mr. D’Alessandro to assign inventions discovered in the scope of his employment to the Company, prohibiting him from competing with the Company during the term of his employment and for one year following the termination of his employment (subject to applicable law), and prohibiting him from soliciting Company employees, consultants and contractors for two years following the termination of his employment.

The foregoing description of the terms of the Employment Agreement is only a summary and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company will also enter into its standard form of indemnification agreement with Mr. D’Alessandro (the “Indemnification Agreement”) upon the effectiveness of his appointment as an officer of the Company. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. D’Alessandro, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company, any subsidiary of the Company or any other company or enterprise to which the he provides services at the Company’s request. The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 14, 2020, the Company issued a press release announcing Mr. D’Alessandro’s employment with the Company and Mr. Hurwitz’s separation from the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition Agreement, dated as of September 14, 2020, by and between the Company and Harold A. Hurwitz

10.2	Employment Agreement, dated as of September 14, 2020, by and between the Company and Danilo D’Alessandro

99.1	Press Release of the Company dated September 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2020	CLEARPOINT NEURO, INC.

	By:	/s/ Joseph M. Burnett
Joseph M. Burnett
Chief Executive Officer and President